UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2026

NOMADAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-42924	99-3383359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5015 Highway 59 N

Marshall, Texas 75670

(Address of principal executive offices, including Zip Code)

(323) 672-4566

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000001 per share	NOMA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§12.02 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 19, 2026, the board of directors of Cádiz Club de Fútbol, S.A.D. (“Cádiz CF”), a Spanish sports public limited company (sociedad anónima deportiva) and parent company of Sport City Cádiz, S.L.U. (“Sport City”), a Spanish limited liability company and the direct parent company and controlling shareholder of Nomadar Corp., a Delaware corporation (the “Company”), approved the calling of the Shareholder meeting of Cadiz CF to approve a common project of reverse financial partial spin-off (the “Spin-Off Project”) and filed the Spin-Off Project with the Commercial Registry of Spain. The Spin-Off Project contemplates a reverse financial partial spin-off of Cádiz CF, pursuant to which Cádiz CF would transfer all of its equity interests in Sport City to Sport City by universal succession, and Sport City’s equity interests would be allocated to the shareholders of Cádiz CF in proportion to their respective shareholdings. The spin-off is the initial phase of a broader corporate reorganization (the “Reorganization”) of the group currently headed by Cádiz CF, the ultimate objective of which is to position the Company as the parent company of Cádiz CF.

Following the spin-off, the Reorganization contemplates that the shareholders of Cádiz CF would contribute their shares of Cádiz CF to Sport City in exchange for newly issued equity interests of Sport City, and that Sport City would thereafter contribute its shares of Cádiz CF to the Company in exchange (the “Exchange”) for newly issued shares of the Company’s common stock, par value $0.000001 per share (the “Common Stock”). Any such contribution to the Company would be subject to approval by the Company’s Board of Directors and, if required, the stockholders of the Company. Following the completion of these transactions, the Cádiz CF professional football club based in Cádiz, Andalusia would be majority owned by the Company. No assurance can be given that the Reorganization, the Exchange, or any phase thereof, will be completed on the terms described above or at all. The Spin-Off Project as filed with the Commercial Registry of Spain does not specify the value ascribed to Cádiz CF or the number of shares of Common Stock to be issued in the Exchange.

The spin-off is expected to be submitted for approval by the shareholders of Cádiz CF during the general shareholders’ meeting of Cádiz CF on or about September 30, 2026.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this report, including, without limitation, statements regarding the expected completion of the Reorganization and its various phases, the anticipated benefits of the Reorganization, the Company’s plans and objectives regarding its corporate structure, the potential issuance of shares of Common Stock in connection with the Reorganization, and the Company’s business strategy, plans, and objectives, are forward-looking statements. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks, and changes in circumstances that are difficult to predict.

Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “could,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including but not limited to: the ability to successfully complete the Reorganization and its various phases; the ability to realize the anticipated benefits of the Reorganization; the ability to obtain any required corporate, stockholder, regulatory, or other approvals and satisfy other conditions to the Reorganization; risks related to the Company’s plans and objectives regarding its corporate structure; the potential issuance of shares of Common Stock in connection with the Reorganization and the resulting dilution to existing stockholders; changes in applicable laws or regulations; general economic and market conditions; and other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission.

The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOMADAR CORP.

Date: August 26, 2026	By:	/s/ Rafael Contreras
	Name:	Rafael Contreras
	Title:	Chief Executive Officer